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                                                                     EXHIBIT 3.1


                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                  ARTICLES OF AMENDMENT AND RESTATEMENT (THIRD)

                  FIRST: HERITAGE PROPERTY INVESTMENT TRUST, INC., a Maryland corporation (the "CORPORATION"), desires to amend and restate its Charter (the "CHARTER") as currently in effect and as hereinafter amended.


                  SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

                                    ARTICLE I

                                    FORMATION

         The Corporation is a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                  NAME AND LIFE

         SECTION 1.        NAME

         The name of the Corporation is Heritage Property Investment Trust, Inc. Under circumstances in which the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or "BOARD") determines that the use of the name of the Corporation is not practicable, the Corporation may use any other designation or name permitted under the Maryland General Corporation Law (the "MGCL") for the Corporation.

         SECTION 2.        LIFE

         The Corporation shall have a perpetual life.

                                   ARTICLE III

                                    PURPOSES

         SECTION 1. The purposes for which the Corporation is formed are to directly or indirectly, including but not limited to, through partnerships, limited liability companies and other entities, acquire, develop, manage, improve, hold, lease, and/or operate real property or interests therein, including mortgage loan investments and mortgage-backed securities, sell or otherwise dispose of real property or interests therein and otherwise deal in real property or interests therein; and to conduct its affairs so as to ensure that it will qualify as a real estate investment trust ("REIT") under Chapter 1, Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE"); and, subject to Section 2 of this Article III, to engage in any lawful act or activity for which corporations may be organized under the MGCL.
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         SECTION 2. The Corporation shall operate as a "venture capital operating company" and shall cause the Operating Partnership (as defined below) or Bradley Operating Limited Partnership to operate as a "real estate operating company" (each within the meaning of Section 2510.3-101 of the regulations of the U. S. Department of Labor), such that the assets of the Corporation and the assets of its subsidiaries will not be considered "plan assets" under the Employment Retirement Income Security Act of 1974, as amended.

                                   ARTICLE IV

                                PRINCIPAL OFFICE

         The address, including street and number, if any, and the county or municipal area, of the principal office of the corporation within the State of Maryland, is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

                                    ARTICLE V

                                 RESIDENT AGENT

         The name and address, including street and number, if any, and the county or municipal area, of the resident agent of the Corporation within the State of Maryland, are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE VI

                                      STOCK

A.       GENERAL

         SECTION 1.        NUMBER OF SHARES

         The Corporation is authorized to issue an aggregate of 250,000,000 shares of stock, consisting of (a) 200,000,000 shares of common stock, $0.001 par value per share (the "COMMON STOCK") and (b) 50,000,000 shares of preferred stock, $0.001 par value per share (the "PREFERRED STOCK"), of which (i) 2,000,000 shares are hereby designated as 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the "SERIES B PREFERRED STOCK"), and (ii) 1,200,000 shares are hereby designated as 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the "SERIES C PREFERRED STOCK"). The Series B Preferred Stock and the Series C Preferred Stock shall each have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions as are set forth herein. The aggregate par value of all of the shares of all of the classes of stock of the Corporation is $250,000.
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         SECTION 2.        AUTHORIZATION BY BOARD OF STOCK ISSUANCE.


         Except as otherwise specifically provided herein, the Board of Directors may (i) authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend) and (ii) classify or reclassify any unissued preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the preferred stock, subject to such restrictions or limitations, if any, as may be set forth in the Charter, the Bylaws of the Corporation (the "BYLAWS") or as may otherwise be provided by contract.

         SECTION 3.        INCREASE OR DECREASE IN AUTHORIZED SHARES.


         Except as otherwise specifically provided in the Charter or as may otherwise be provided by contract, to the extent permitted by Maryland law, the Board of Directors, without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number or shares of stock of any class or series that the Corporation has authority to issue.

         SECTION 4.        NATURE OF STOCK.


         All shares of capital stock of the Corporation shall be personal property entitling the Stockholders only to those rights provided in the Charter. The Stockholders shall have no interest in any properties of the Corporation (the "PROPERTIES") and shall have no right to compel any partition, division, dividend or distribution of the Corporation or any Properties, except to the extent permitted by the MGCL.

         SECTION 5. FRACTIONAL SHARES OF STOCK. The Corporation may, without the consent or approval of any Stockholder, issue fractional shares of capital stock, eliminate a fraction of a share of capital stock by rounding up or down to a full share of capital stock, arrange for the disposition of a fraction of a share of capital stock by the person entitled to it, or pay cash for the fair value of a fraction of a share of capital stock.

         SECTION 6. CHARTER AND BYLAWS. All persons who shall acquire capital stock of the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws, as this Charter and the Bylaws may be amended from time-to-time.

         SECTION 7.        GENERAL

         Except as may otherwise be provided by contract, no holder of stock of the Corporation shall have preferential or preemptive rights to subscribe for or purchase or be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued by reason of any increase of the authorized stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other
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securities convertible into stock, but rather, except as otherwise set forth herein or as may otherwise be provided by contract, such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable, by the Board of Directors in the exercise of their discretion.

         The designations, powers, preference and rights of, and the qualifications, limitation and restrictions upon, each class or series of stock shall be as set forth below in Sections B and C of this Article VI.

B.       COMMON STOCK.

         Subject to all of the rights of the holders of the Preferred Stock, if any, and except as provided by law or elsewhere herein (or in any Articles Supplementary with respect to any class or series of Preferred Stock) or by the Board of Directors pursuant to this Article VI;

                  (a) the holders of the Common Stock shall have the right to vote for the election of Directors and on all other matters requiring Stockholder action, each share being entitled to one vote;

                  (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when, as, and if, authorized by the Board of Directors or a committee thereof; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

C.       PREFERRED STOCK.

         1.       GENERAL

         Shares of Preferred Stock may be issued, from time to time, in one or more series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board by resolution shall: (i) designate that series to distinguish it from all other series and classes of stock of the Corporation;
(ii) specify the number of shares to be included in the series; and (iii) subject to the provisions of this Charter with respect to the Series B Preferred Stock and the Series C Preferred Stock and the provisions of Article VII, the Board of Directors shall determine: (a) the voting rights, if any, of each class; (b) whether to set apart dividends for or pay dividends to the holders of a specified class of stock before any dividends are set apart for or paid to the holders of another class of stock; (c) the rate, amount and time of payment of the dividends; (d) if a specified class of stock is preferred over another class as to its distributive share of the assets upon voluntary or involuntary liquidation of the Corporation and the amount of the preference; (e) if a specific class of stock is redeemable or convertible into shares of stock of one or

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more other classes and the terms and conditions of redemption or conversion; (f)
the other rights which, by law, are or may be conferred on the Stockholders; and
(g) any other preferences, rights, restrictions, including restrictions on transferability, and qualifications not inconsistent with law.

         2.       8.875% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED
                  STOCK

         SECTION 1. NUMBER. The number of shares of Series B Preferred Stock authorized for issuance shall be 2,000,000. The Series B Preferred Stock shall only be issued upon the valid exchange of a Series B Preferred Unit (as defined in the Second Restated Agreement of Limited Partnership Agreement of Bradley Operating Limited Partnership, as amended (the "PARTNERSHIP AGREEMENT")) in accordance with the provisions of such Partnership Agreement.

         SECTION 2. RANK. The Series B Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. The term "SERIES B PARITY PREFERRED STOCK" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with the Series B Preferred Stock with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, including, without limitation, the Series C Preferred Stock. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series B Preferred Stock and the Series C Preferred Stock prior to conversion.

         SECTION 3. DIVIDENDS. (a) PAYMENT OF DIVIDENDS. Subject to the rights of holders of Series B Parity Preferred Stock and holders of equity securities ranking senior to the Series B Preferred Stock, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 8.875% of the $25.00 liquidation preference per share of Series B Preferred Stock. Such dividends shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly in arrears, on the last day (or, if not a Business Day (as hereinafter defined), the next succeeding Business Day) of each of March, June, September and December of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "SERIES B PREFERRED STOCK DIVIDEND PAYMENT DATE"). The amount of the dividend payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be computed on the basis of the actual number of days elapsed in such a period. If any date on which

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dividends are to be paid on the Series B Preferred Stock is not a Business Day, then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series B Preferred Stock will be paid to the holders of record of the Series B Preferred Stock on the relevant record dates to be fixed by the Board of Directors, which record dates shall be the same day as the record date for any dividend payable on the Common Stock with respect to the same period or, if no such Common Stock dividend is payable, then such record date shall be the 20th day of the calendar month in which the applicable dividend is to be paid or on such earlier date designated on at least 10 days' notice by the Board of Directors as the record date for such dividend that is not more than 30 nor less than 10 days prior to such Series B Preferred Stock Dividend Payment Date (each a "SERIES B DIVIDEND RECORD DATE"). Notwithstanding anything to the contrary set forth herein, upon issuance, each share of Series B Preferred Stock shall also accrue all accrued and unpaid dividends, whether or not declared, up to the exchange date on any Series B Preferred Unit (as defined in the Partnership Agreement) validly exchanged into such share of Series B Preferred Stock in accordance with the provisions of such Partnership Agreement.

                  (b) No dividends on shares of Series B Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law. In determining whether a distribution (other than upon voluntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to the Corporation's total liabilities.

                  (c) DIVIDENDS CUMULATIVE. Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Series B Preferred Stock Dividend Payment Date on which they first become payable. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to a regular Series B Preferred Stock Dividend Payment Date to holders of record of the Series B Preferred Stock on the record date fixed by the Board of Directors which date shall not exceed 30 days prior to the payment date. Accumulated and unpaid dividends will not bear interest.
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                  (d) PRIORITY AS TO DIVIDENDS. (i) So long as any Series B
Preferred Stock is outstanding, no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of dividends or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation to the Series B Preferred Stock, and the Series C Preferred Stock (such Common Stock or other junior stock, collectively, "JUNIOR STOCK"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Series B Parity Preferred Stock or any Junior Stock, unless, in each case, all dividends accumulated on all Series B Preferred Stock and all classes and series of outstanding Series B Parity Preferred Stock have been paid in full. The foregoing sentence will not prohibit (i) dividends payable solely in Junior Stock, (ii) the conversion of Series B Preferred Stock, Junior Stock or Series B Parity Preferred Stock into stock of the Corporation ranking junior to the Series B Preferred Stock as to distributions, and (iii) purchase by the Corporation of such Series B Preferred Stock, Series B Parity Preferred Stock or Junior Stock pursuant to Article VII herein to the extent required to preserve the Corporation's status as a REIT.

                  (ii) So long as dividends have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all dividends authorized and declared on the Series B Preferred Stock and on all classes or series of outstanding Series B Parity Preferred Stock shall be authorized and declared so that the amount of dividends authorized and declared per share on the Series B Preferred Stock and on such other classes or series of Series B Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other classes or series of Series B Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Series B Parity Preferred Stock do not have cumulative distribution rights) bear to each other. Any dividend payment made on the Series B Preferred Stock shall be credited against the earliest accrued but unpaid dividend due with respect to such Series B Preferred Stock which remains payable.

                  (e) NO FURTHER RIGHTS. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.


         SECTION 4. LIQUIDATION PREFERENCE. (a) PAYMENT OF LIQUIDATING DISTRIBUTIONS. Subject to the rights of holders of Series B Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the

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Corporation, but before any payment or distributions of the assets shall be made to holders of Junior Stock, an amount equal to the sum of (i) a liquidation preference of $25.00 per share of Series B Preferred Stock, and (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Series B Parity Preferred Stock, all payments of liquidating distributions on the Series B Preferred Stock and such Series B Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Series B Parity Preferred Stock shall in all cases bear to each other the same ratio that the aggregate amounts to which such holder of the Series B Preferred Stock and such Series B Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Series B Parity Preferred Stock do not have cumulative dividend rights) would otherwise be respectively entitled upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                  (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                  (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.


                  (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

         SECTION 5. OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. Except as otherwise provided in Article VII hereof, the Series B Preferred Stock may not be redeemed prior to February 23, 2004. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $25.00 per share of Series B Preferred Stock plus accumulated and unpaid dividends, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock shall be redeemed pro rata (as nearly

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as practicable without creating fractional units).

                  (b) LIMITATION ON REDEMPTION. (i) The redemption price of the Series B Preferred Stock (other than the portion thereof consisting of accumulated but unpaid dividends and other than for redemptions pursuant to
Section 5(e) below and Article VII hereof) will be payable solely out of the sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock, Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), shares, depositary receipts, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) Subject to Section 5(e) below and Article VII hereof, the Corporation may not redeem fewer than all of the outstanding shares of Series B Preferred Stock unless all accumulated and unpaid dividends have been paid on all outstanding Series B Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption.

                  (c) PROCEDURES FOR REDEMPTION. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series B Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid dividends, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid dividends, if any, on such shares to the holders of the Series B

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Preferred Stock upon surrender of the certificate evidencing the Series B
Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Stock evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Stock, evidencing the unredeemed Series B Preferred Stock without cost to the holder thereof. On and after the date of redemption, dividends will cease to accumulate on the Series B Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment of the redemption price. If any date fixed for redemption of Series B Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid dividends in respect of the Series B Preferred Stock is improperly withheld or refused and not paid by the Corporation, dividends on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid dividends.

                  (d) STATUS OF REDEEMED STOCK. Any Series B Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

         SECTION 6.        VOTING RIGHTS.

         (a) GENERAL. Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.


         (b) RIGHT TO ELECT DIRECTORS. If six quarterly dividends (whether or not consecutive) payable on shares of Series B Preferred Stock or on any class or series of Series B Parity Preferred Stock or Series C Parity Preferred Stock (as defined below) are in arrears (a "PREFERRED DIVIDEND DEFAULT"), the number of directors then constituting the Board of Directors of the Corporation will be automatically increased by two, and the holders of the shares of the Series B Preferred Stock, voting together as a single class with the holders of shares of any other class or series of Series B Parity Preferred Stock, including without limitation, the Series C Parity Preferred Stock entitled to such voting rights (the Series B Preferred Stock, the Series C Preferred Stock and any such other class or series, the "VOTING PREFERRED STOCK") will have the right to elect at any annual meeting of stockholders or a properly called special meeting of the holders of Voting Preferred Stock two additional directors who are nominees of any holder of Voting Preferred Stock to serve on the Board of Directors until all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment. At any such special meeting, all of the holders of the Voting Preferred Stock, by plurality vote, voting

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together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such shares of Voting Preferred Stock are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. At such time as all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment, the right of the holders of the Voting Preferred Stock to elect such additional two directors shall cease (but subject to revesting in the event of each and every Preferred Dividend Default), and the terms of office of all persons elected as directors by the holders of the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Voting Preferred Stock and prior to the termination of such voting power, the Secretary of the Corporation may, and upon the written request of any holder of Voting Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided; such call to be made by notice similar to that provided in the Bylaws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Voting Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall serve until the next annual meeting of the stockholders or special meeting held in lieu thereof and until their respective successors are duly elected and qualified, if such directorship shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors upon the nomination of the then-remaining director elected by the holders of the Voting Preferred Stock or (if there is no such remaining director or successor thereto, by the holders of the Voting Preferred Stock) or the successor of such remaining director (if there is no such remaining director or successor thereto by the holders of the Voting Preferred Stock), to serve until the next annual meeting of the stockholders or special meeting held in place thereof and until his successor is duly elected and qualified if such directorship shall not have previously terminated as provided above.

                  (c) CERTAIN VOTING RIGHTS. So long as any Series B Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series B Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Series B Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Series B

Parity Preferred Stock is issued to an affiliate of the Corporation upon terms more favorable to such affiliate than those the Corporation would offer in an arm's length transaction to an unrelated party, or (iii) either (A) consolidate, merge into or with, or sell, convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of this Charter or the Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes for the Series B Preferred Stock other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely to affect such rights, privileges or voting powers of the holders of the Series B Preferred Stock; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock or obligation or security convertible into or evidencing the right to purchase any such Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either
(a) junior to the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, or
(b) on a parity with the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation or issued to an affiliate of the Corporation upon terms no more favorable than those it would offer in an arm's length transaction to an unrelated party, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         SECTION 7. NO CONVERSION RIGHTS. The holders of the Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

         SECTION 8. NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.


         SECTION 9. NO PRE-EMPTIVE RIGHTS. No holder of the Series B Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

         3.       8.875% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED
                  STOCK

         SECTION 1. NUMBER. The number of shares of Series C Preferred Stock authorized for issuance shall be 1,200,000. The Series C Preferred Stock shall only be issued upon the valid exchange of a Series C Preferred Unit (as defined in the Partnership Agreement) in accordance with the provisions of such Partnership Agreement.

         SECTION 2. RANK. The Series C Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. The term "SERIES C PARITY PREFERRED STOCK" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series C Preferred Stock with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, including, without limitation, the Series B Preferred Stock. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series B Preferred Stock and the Series C Preferred Stock prior to conversion.

         SECTION 3. DIVIDENDS. (a) PAYMENT OF DIVIDENDS. Subject to the rights of holders of Series C Parity Preferred Stock and holders of equity securities ranking senior to the Series C Preferred Stock, holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 8.875% of the $25.00 liquidation preference per share of Series C Preferred Stock. Such dividends shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly in arrears, on the last day (or, if not a Business Day, the next succeeding Business Day) of each of March, June, September and December of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "SERIES C PREFERRED STOCK DIVIDEND PAYMENT DATE"). The amount of the dividend payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which dividends are to be paid on the Series C Preferred Stock is not a Business Day, then payment of the dividend to be paid on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series C Preferred Stock will be paid to the holders of record of the Series C Preferred Stock on the relevant record dates to be fixed by the Board of Directors, which record dates shall be the same day as the record date for any dividend payable on the Common Stock with respect to the same period or, if no such Common Stock dividend is payable, then such record date shall be the 20th day of the calendar month in which the applicable dividend is to be paid or on such earlier date designated on at least 10 days' notice by the Board of Directors as the record date for such dividend that is not more than 30 nor less than 10 days prior to such Preferred Stock Dividend Payment Date (each a "SERIES C DIVIDEND RECORD DATE"). Notwithstanding anything to the contrary set forth herein, upon issuance, each share of Series C Preferred Stock shall also accrue all accrued and unpaid dividends, whether or not declared, up to the exchange date on any Series C Preferred Unit (as defined in the Partnership Agreement) validly exchanged into such share of Series C Preferred Stock in accordance with the provisions of such Partnership Agreement.

                  (b) No dividends on shares of Series C Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law. In determining whether a distribution (other than upon voluntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series C Preferred Stock will not be added to the Corporation's total liabilities.

                  (c) DIVIDENDS CUMULATIVE. Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the Series C Preferred Stock Dividend Payment Date on which they first become payable. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to a regular Series C Preferred Stock Dividend Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors, which date shall not exceed 30 days prior to the payment date. Accumulated and unpaid dividends will not bear interest.

                  (d) PRIORITY AS TO DIVIDENDS. (i) So long as any Series C Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Junior Stock, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Series C Parity Preferred Stock or any Junior Stock, unless, in each case, all dividends accumulated on all Series C Preferred Stock and all classes and series of outstanding Series C Parity Preferred Stock have been paid in full. The foregoing sentence will not prohibit (i) dividends payable solely in Junior Stock, (ii) the conversion of Series C Preferred Stock, Junior Stock or Series C Parity Preferred Stock into stock of the

Corporation ranking junior to the Series C Preferred Stock as to dividends, and (iii) purchase by the Corporation of such Series C Preferred Stock, Series C Parity Preferred Stock or Junior Stock pursuant to Article VII hereof to the extent required to preserve the Corporation's status as a REIT.

                           (ii) So long as dividends have not been paid in full
(or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Stock, all dividends authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Series C Parity Preferred Stock shall be authorized and declared so that the amount of dividends authorized and declared per share of Series C Preferred Stock and such other classes or series of Series C Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other classes or series of Series C Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Series C Parity Preferred Stock do not have cumulative dividend rights) bear to each other. Any dividend payment made on the Series C Preferred Stock shall be credited against the earliest accrued but unpaid dividend due with respect to such Series C Preferred Stock which remains payable.

                  (e) NO FURTHER RIGHTS. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.


         SECTION 4. LIQUIDATION PREFERENCE. (a) PAYMENT OF LIQUIDATING DISTRIBUTIONS. Subject to the rights of holders of Series C Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of any Junior Stock, an amount equal to the sum of (i) a liquidation preference of $25.00 per share of Series C Preferred Stock, and (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Series C Parity Preferred Stock, all payments of liquidating distributions on the Series C Preferred Stock and such Series C Parity Preferred Stock shall be made so that the payments on the Series C Preferred Stock and such Series C Parity Preferred Stock shall in all cases bear to each other the same ratio that the aggregate amounts to which such holder of the Series C Preferred Stock and such Series C Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Series C

Parity Preferred Stock do not have cumulative dividend rights) would otherwise be respectively entitled upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                  (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                  (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                  (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

         SECTION 5. OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. Except as otherwise provided in Article VII hereof, the Series C Preferred Stock may not be redeemed prior to September 7, 2004. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $25.00 per share of Series C Preferred Stock plus accumulated and unpaid dividends, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock shall be redeemed PRO RATA (as nearly as practicable without creating fractional units).

                  (b) LIMITATION ON REDEMPTION. (i) The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accumulated but unpaid dividends and other than for redemptions pursuant to
Section 5(c) below and Article VII hereof and Section 5(e) hereof) will be payable solely out of the sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock, Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), shares, depositary receipts, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) Subject to Section 5(e) below and Article VII hereof, the Corporation may not redeem fewer than all of the outstanding shares of Series C Preferred Stock unless all accumulated and unpaid dividends have been paid on all outstanding Series C Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption.

                  (c) PROCEDURES FOR REDEMPTION. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each such notice shall state: (m) the redemption date, (n) the redemption price, (o) the number of shares of Series C Preferred Stock to be redeemed, (p) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price, (q) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date and (r) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series C Preferred Stock. If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series C Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid dividends, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid dividends, if any, on such shares to the holders of the Series C Preferred Stock upon surrender of the certificate evidencing the Series C Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series C Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Stock, evidencing the unredeemed Series C Preferred Stock without cost to the holder thereof. On and after the date of redemption, dividends will cease to accumulate on the Series C Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment of the redemption price. If any date fixed for redemption of Series C Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid dividends in respect of the Series C Preferred Stock is improperly withheld or refused and not paid by the Corporation, dividends on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid dividends.

                  (d) STATUS OF REDEEMED STOCK. Any Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

         SECTION 6. VOTING RIGHTS.

                  (a) GENERAL. Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.

                  (b) RIGHT TO ELECT DIRECTORS. In the event a Preferred Dividend Default occurs, the number of directors then constituting the Board of Directors will be automatically increased by two, and the holders of the shares of the Voting Preferred Stock, will have the right to elect at any annual meeting of stockholders or a properly called special meeting of the holders of Voting Preferred Stock two additional directors who are nominees of any holder of Voting Preferred Stock to serve on the Board of Directors until all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment. At any such special meeting, all of the holders of the Voting Preferred Stock, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such shares of Voting Preferred Stock are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. At such time as all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment, the right of the holders of the Voting Preferred Stock to elect such additional two directors shall cease (but subject to re-vesting in the event of each and every Preferred Dividend Default), and the terms of office of all persons elected as directors by the holders of the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Voting Preferred Stock and prior to the termination of such voting power, the Secretary of the Corporation may, and upon the written request of any holder of Voting Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided; such call to be made by notice similar to that provided in the Bylaws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Voting Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall serve until the next annual meeting of the stockholders or special meeting held in lieu thereof and until their respective successors are duly elected and qualified, if such directorship shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors upon the nomination of the then-remaining director elected by the holders of the Voting Preferred Stock or the successor of such remaining director (if there is no such remaining director or successor thereto, by the holders of the Voting Preferred Stock), to serve until the next annual meeting of the stockholders or special meeting held in place thereof and until his successor is duly elected and qualified if such directorship shall not have previously terminated as provided above.

                  (c) CERTAIN VOTING RIGHTS. So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series C Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Series C Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Series C Parity Preferred Stock is issued to an affiliate of the Corporation upon terms more favorable to such affiliate than those the Corporation would offer in an arm's length transaction to an unrelated party, or
(iii) either (A) consolidate, merge into or with, or sell, convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of this Charter or Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely to affect such rights, privileges or voting powers of the holders of the Series C Preferred Stock; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock or obligation or security convertible into or evidencing the right to purchase any such Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series C Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation or issued to an affiliate of the Corporation upon terms no more favorable than those it would offer in an arm's length transaction to an unrelated party, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         SECTION 7. NO CONVERSION RIGHTS. The holders of the Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

         SECTION 8. NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

         SECTION 9. NO PRE-EMPTIVE RIGHTS. No holder of the Series C Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

                                   ARTICLE VII

                  REIT QUALIFICATION AND OWNERSHIP LIMITATIONS

         SECTION 1.  BASIC RESTRICTIONS.

                  (a) (i) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, and (ii) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit established for such Excepted Holder.

                  (b) No Person shall Beneficially Own or Constructively Own Shares to the extent that (i) such Beneficial Ownership would result in the Corporation being "closely held" as determined pursuant to Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (ii) such Beneficial Ownership or Constructive Ownership of Shares would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy the gross income requirements of Section 856(c) of the Code).

                  (c) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by fewer than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein but subject to
Section 6(d) hereof, any Transfer of Shares that, if effective, would result in Shares being Beneficially Owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Shares.

         SECTION 2. TRANSFER TO CHARITABLE TRUST. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Sections 1(a) or 1(b) of this Article VII --

                  (a) then, that number of Shares, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Sections 1(a) or 1(b) above (rounded up to the nearest whole share), shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 4 below, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

                  (b) if the transfer to the Charitable Trust described in clause (a) of this sentence would not be effective for any reason to prevent the violation of Sections 1(a) or 1(b) above, then the Transfer of that number of Shares that otherwise would cause any Person to violate such Section 1(a) or 1(b) shall be void AB INITIO, and such Person shall acquire no rights in such Shares.

         SECTION 3. EXCEPTIONS.

                  (a) The Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of Shares, subject to the following conditions and limitations: (i) the Board of Directors shall have determined that (A) assuming such Person would Beneficially Own or Constructively Own the maximum amount of the Common Stock and Preferred Stock permitted as a result of the requested exception, and (B) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) of the Code (determined by taking into account Section 856(h)(3)(A) of the Code) would Beneficially Own or Constructively Own the maximum amount of the Common Stock and Preferred Stock permitted under this Article VII (taking into account any exception, waiver, or exemption granted under this Section 3 to (or with respect to) such Persons), the Corporation would not be "closely held" as determined pursuant to Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (ii) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause
(i) of this Section 3 have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 2 above with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board of Directors requests that the Board of Directors grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such member of the Board of Directors would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

                  (b) In addition to the exceptions permitted under subparagraph
(a), above, the Board of Directors shall except a Person from the Ownership Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an "individual" for purposes of Section 542(a)(2) of the Code (determined by taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that no Person who is an "individual" for purposes of Section 542(a)(2) of the Code (determined by taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph
(b); (iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clause (ii) of Section 1(b), above, will not be violated by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) of this subparagraph (b) are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Person agrees that any violation of such representations or undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 2 above with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (b)).

                  (c) Prior to granting any exception or exemption pursuant to subparagraphs (a) or (b) of this Section 3, the Board of Directors may require the requesting Person to obtain a favorable ruling from the United States Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable, in its sole and absolute discretion, in order to determine or ensure the Corporation's status as a REIT; PROVIDED, HOWEVER, that the Board of Directors shall not be obligated to require the requesting Person to obtain a favorable ruling or opinion as a condition to the grant of an exception under this Section 3.

                  (d) Subject to Section 1(b) above, an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into, or exchangeable for, Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into, or exchangeable for, Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

                  (e) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with the Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

         SECTION 4. TRANSFER OF SHARES HELD IN CHARITABLE TRUST.

                  (a) OWNERSHIP IN TRUST. Upon any purported Transfer or other event that would result in a transfer of Shares to a Charitable Trust pursuant to Section 2 above, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 2 above. The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4(g) below.

                  (b) STATUS OF SHARES HELD BY THE CHARITABLE TRUSTEE. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Corporation. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

                  (c) DIVIDEND AND VOTING RIGHTS. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee shall be paid by the recipient with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid by the Corporation when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust. Subject to the MGCL, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares are to be transferred to the Charitable Trustee, and (ii) to recast such vote as the Charitable Trustee sees fit in its capacity as trustee of the Charitable Trust acting for the benefit of the Charitable Beneficiary; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that Shares have been transferred to a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  (d) RIGHTS UPON LIQUIDATION. Upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up, or distribution of the assets, of the Corporation in accordance with Section 4(e) below.

                  (e) SALE OF SHARES BY CHARITABLE TRUSTEE. Within twenty (20) days of receiving notice from the Corporation that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 1 above. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4(e). The Prohibited Owner shall receive the LESSER OF (i) the price paid by the Prohibited Owner for the Shares, or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (E.G., in the case of a gift, devise, or other such transaction), the Market Price of the Shares on the date of the event causing the Shares to be held in the Charitable Trust, or (ii) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee, such Shares are sold by the Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust, and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4(e), such excess shall be paid by the Prohibited Owner to the Charitable Trustee upon demand.

                  (f) PURCHASE RIGHT IN SHARES TRANSFERRED TO THE CHARITABLE TRUSTEE. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the LESSER OF (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust, or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (E.G., in the case of a gift, devise, or other such transaction), the Market Price of the Shares on the date of the event causing the Shares to be held in the Charitable Trust, or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the earlier of (1) 120 days from the date the Corporation receives notice that Shares have been transferred to the Charitable Trust and (2) the date that the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 4(e) above. Upon such sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                  (g) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Charitable Trustee, the Corporation shall designate one or more Charitable Beneficiaries of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 1 above in the hands of such Charitable Beneficiary, and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), or 170(c)(2) of the Code.

         SECTION 5. INCREASE IN OWNERSHIP LIMIT. The Board of Directors may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 5.

                  (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered "individuals" pursuant to Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

                  (b) Prior to the modification of the Ownership Limit pursuant to this Section 5, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable (in its sole and absolute discretion) in order to determine or ensure the Corporation's status as a REIT if the modification in the Ownership Limit were to be made.

         SECTION 6. MISCELLANEOUS.

                  (a) REMEDIES FOR BREACH. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 1 above or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive

Ownership of any Shares in violation of Section 1 above (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to, or to prevent, such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 1 above shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or inaction) by the Board of Directors or a committee thereof.

                  (b) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 1 above, or any Person who would have owned shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 2 above, shall immediately give written notice to the Corporation of such event, or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on the Corporation's status as a REIT.

                  (c) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Initial Date:


                      (i) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty (30) days after the end of each taxable year of the Corporation, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; PROVIDED, that a stockholder of record who holds outstanding Shares as a nominee for another Person, which other Person is required to include in gross income the dividends received in respect of such Shares (an "ACTUAL OWNER"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and any Excepted Holder Limit established pursuant to Section 3, above; and

                      (ii) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

                  (d) NYSE TRANSACTIONS. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the Corporation and the interests of the Stockholders in preserving the Corporation's status as a REIT, so long as such actions do not preclude the settlement of any transactions entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.

                  (e) SEVERABILITY. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Article VII shall be inconsistent with any other provision of this Charter, this Article VII shall be controlling.

                  (f) ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

                  (g) NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                  (h) REMEDIES NOT LIMITED. Nothing contained in this Article VII or in any other provision of this Charter shall limit the authority of the Board of Directors to take such action as it deems necessary or advisable to protect the Corporation and the interests of the Corporation's stockholders by preservation of the Corporation's qualification as a REIT. In applying the provisions of this Article VII, the Board of Directors may make interpretations concerning the Ownership Limit, Beneficial Ownership, Constructive Ownership, and related matters on as conservative a basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation's continued qualification as a REIT.

                  (i) AMENDMENT. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least two-thirds of the shares of Voting Stock shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article VII or any provision hereof.

                  (j) LEGEND. Each certificate for Shares shall bear substantially the following legend:

                  The shares represented by this certificate are subject to restrictions on

         Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Corporation's Charter, (i) no Person may Beneficially Own or Constructively Own Common Stock of the Corporation in excess of 9.8 percent (in value or number of shares) of the outstanding Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Stock, no Person may Beneficially Own or Constructively Own more than
         9.8 percent (in value or number of shares) of the outstanding shares of such series of Preferred Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of the Corporation's stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of the Corporation's stock if such Transfer would result in shares of the Corporation's stock being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of the Corporation's stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of the Corporation' stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of the Corporation's stock represented hereby will (in whole or in part) be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. A Person who attempts to Beneficially Own or Constructively Own shares of the Corporation's stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares of the Corporation's stock. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of the Corporation's stock on request and without charge.

         Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about the restrictions on transferability to a shareholder on request and without charge.

                  (k) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. In the event that this Article VII requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VII.

         SECTION 7. DEFINITIONS.

         For the purpose of this Article VII, the following terms shall have the following meanings:

         "BENEFICIAL OWNERSHIP" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "BENEFICIAL OWNER", "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

         "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 4 above, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and 170(c)(2) of the Code.

         "CHARITABLE TRUST" shall mean any trust provided for in Section 2 and
Section 4(a) above.

         "CHARITABLE TRUSTEE" shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Charitable Trust.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER", "CONSTRUCTIVELY OWNS" and "CONSTRUCTIVELY OWNED" shall have the correlative meanings.

         "EXCEPTED HOLDER" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to
Section 3.

         "EXCEPTED HOLDER LIMIT" shall mean the percentage limit established by the Board of Directors pursuant to Section 3 above, provided that the relevant Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 3 above.

         "INITIAL DATE" shall mean the date upon which this Charter containing this Article VII is accepted for record by the State Department of Assessments and Taxation of Maryland.

         "MARKET PRICE" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "CLOSING PRICE" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "OWNERSHIP LIMIT" shall mean (i) with respect to the Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock, and (ii) with respect to any series of the Preferred Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Preferred Stock of such series.

         "PERSON" shall mean (i) an individual or any corporation, partnership (general or limited), limited liability company, estate, trust, association, private foundation, joint stock company or any other entity, and (ii) a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "PROHIBITED OWNER" shall mean, with respect to any purported Transfer, any Person who is prevented from becoming or remaining the Beneficial Owner or Constructive Owner of Shares by the provisions of Section 1 above, and, if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

         "SHARES" shall mean shares of the Common Stock and/or Preferred Stock, as the context so requires.

         "TRANSFER" shall mean any issuance, sale, exchange, transfer, gift, bequest, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h)(1)(B),

(c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "TRANSFERRING" and "TRANSFERRED" shall have the correlative meanings.

                                  ARTICLE VIII

                                    DIRECTORS

         SECTION 1. GENERAL.

         All powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         SECTION 2. ELECTION OF DIRECTORS.

         Directors of the Corporation shall be elected by a plurality of the votes cast at any meeting of Stockholders at which directors are to be elected and at which a quorum is present. Election of Directors need not be by written ballot.

         SECTION 3. NUMBER AND TERMS OF DIRECTORS.

         The number of Directors of the Corporation shall initially be fixed at eleven (11) and, subject to the provisions of the Stockholders Agreement, elected as follows: four (4) of the directors shall be Trust Directors, who shall initially be David W. Laughton, Paul V. Walsh, J. Leo Barry and William M. Vaughn, III, and seven (7) of the directors shall be Outside Directors, who shall initially be Thomas C. Prendergast, Bernard Cammarata, Robert Falzon, Kevin C. Phelan, Richard C. Garrison, Robert J. Watson and Kenneth K. Quigley, Jr. Subject to the Stockholders Agreement, such number of directors shall be increased or decreased from time to time by or in the manner provided in the Bylaws. However, the number of Directors of the Corporation shall never be less than the minimum number required by the MGCL.

         The Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-years terms of office, the term of office of the directors of the first such class to expire as of the annual meeting of the Stockholders following the 2002 fiscal year of the Corporation, those of the second class to expire as of the annual meeting of the Stockholders following the 2003 fiscal year of the Corporation, and those of the third class as of the annual meeting of the Stockholders following the 2004 fiscal year of the Corporation, such that at each annual meeting of Stockholders after the date hereof, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. At each annual meeting of the

Stockholders thereafter, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

         SECTION 4. NOMINATIONS OF DIRECTOR CANDIDATES.

         Advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

         SECTION 5. VACANCIES.

         Subject to the provisions of the MGCL and the Stockholders Agreement, any vacancy occurring in the Board of Directors, including any vacancy created by reason of any increase in the number of Directors or resulting from death, resignation, disqualification, removal or other cause, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even though there may be less than a quorum of the Board of Directors; PROVIDED, HOWEVER, that, in the event a majority of the members of the Board of Directors are Trust Directors at the time of such vote, the filling of any such vacancy shall require the affirmative vote of a majority of the Outside Directors then in office, and further provided that, if there is an Interested Shareholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship so created or of the directorship with respect to which such vacancy occurred, as the case may be, and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or by this Charter, may exercise the powers of the full Board of Directors until the vacancy is filled.

         SECTION 6. RESIGNATION, REMOVAL OR DEATH.

         Subject to the provisions of the Stockholders Agreement and the rights of any class or series of Preferred Stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, but only with cause, by the Stockholders at the annual or special meeting of the Stockholders, by the affirmative vote of the holders of not less than a two-thirds of the Voting Stock then outstanding and entitled to vote generally in the elections of Directors. Subject to the provisions of the Stockholders Agreement, at least thirty days prior to any such meeting of holders of Voting Stock, written notice shall be sent to the Director whose removal will be considered at the meeting.

         Any Director may resign by written notice to the Board, effective upon execution and delivery to the Corporation of such written notice upon any future date specified in the notice.

         SECTION 7. VOTING.

         At all meetings of the Board of Directors or of any committee of the Board of Directors, except as otherwise provided for by law, this Charter, the Bylaws or the Stockholders Agreement, any action required or permitted to be taken by the Board of Directors shall be by the affirmative vote of a majority of the Directors then in office; PROVIDED, HOWEVER, that in the event that a majority of the members of the Board of Directors are Trust Directors, such action shall be by the affirmative vote of a Majority of the Directors; PROVIDED, FURTHER, that notwithstanding the foregoing, with respect to (a) the election of directors and (b) the recommendation to the Stockholders of the dissolution of the Corporation, such action shall be taken by the vote of a majority of the members of the Board of Directors without regard to whether such majority includes any Outside Directors.

         SECTION 8. POWERS OF THE BOARD OF DIRECTORS.

         A majority of the Directors or, if a majority of the members of the Board of Directors are Trust Directors, the Majority of the Directors, unless there is an Interested Shareholder, in which case a majority of the Continuing Directors then in office, shall have the power to determine, on the basis of information known to them after reasonable inquiry, (i) whether a Person is an Interested Shareholder, (ii) the number or percentage of shares of Voting Stock or other equity securities beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of or is Affiliated or Associated with another Person, (iv) whether any Persons constitute a Group Acting in Concert, and (v) any other matters of interpretation arising under Article VI or Article VII hereof. The good faith determination by the affirmative vote of a majority of the Board of Directors or, if a majority of the members of the Board of Directors are Trust Directors, the Majority of the Directors, or if there is an Interested Shareholder, by the affirmative vote of a majority of the Continuing Directors then in office, on such matters shall be conclusive and binding for all purposes herein.

         SECTION 9. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS OR CERTAIN DIRECTORS.

         Nothing contained in Articles VII and VIII hereof shall be construed to relieve any Interested Shareholder or any Director who is not a Continuing Director from any obligation imposed by law.

         SECTION 10. PERFORMANCE OF DUTIES.

         A Director shall perform his or her duties as a Director, including his or her duties as a member of a committee(s) of the Board of Directors on which he or she serves: (i) in good faith, (ii) in a manner he or she reasonably believes to be in the best interests of the Corporation and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a Director is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by, (i) an officer or employee of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented, (ii) an attorney, public accountant or other person, as to matters which the Director reasonably believes to be within the person's professional or expert competence, or (iii) a committee of the Board of Directors on which the Director does not serve, as to matters within its designated authority, if the Director reasonably believes the committee to merit confidence. A person who performs his or her duties in accordance with the standards provided in this Section 10 shall have no liability by reason of being or having been a Director.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

         SECTION 1. LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be personally liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of he, she or it being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Properties or the affairs of the Corporation.

         SECTION 2. LIMITATION OF DIRECTOR LIABILITY. A Director who performs his duties in accordance with the standards provided by Section 2-405.1 of the MGCL and Article VIII, Section 10 hereof shall have no liability by reason of being or having been a Director. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages.. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Article IX, by (i) the holders of Voting Stock or (ii) an amendment to the MGCL, as the case may be, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                    ARTICLE X

                                 INDEMNIFICATION

         The Corporation shall have the power, to the maximum extent permitted by the MGCL in effect from time to time, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any Person who is a present or former Stockholder, (b) any individual who is a present or former director or officer of the Corporation or (c) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Stockholder, Director or officer of the Corporation. The Corporation may, to the maximum extent permitted by the MGCL in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (b) or (c) above and, with the approval of the Board of Directors, to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the exclusive power to adopt, alter, amend and repeal the Bylaws of the Corporation. Any such action by the Board of Directors to adopt, alter, amend or repeal the Bylaws of the Corporation shall require the affirmative vote of a majority of the Directors then in office or, if a majority of the members of the Board of Directors are Trust Directors, the Majority of the Directors; provided, however, that in addition, if at the time of such action there is an Interested Shareholder, the affirmative vote of a majority of the Continuing Directors then in office shall instead be required.

                                   ARTICLE XII

                     AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation reserves the right to repeal, alter, or amend this Charter in the manner now or hereafter prescribed by statute and this Charter, and all rights conferred upon Stockholders herein are granted subject to this reservation. No repeal, alteration, or amendment of this Charter shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office or, if a majority of the members of the Board of Directors are Trust Directors, the Majority of the Directors, and thereafter approved by the holders of two-thirds of the Voting Stock; provided, however, that if, at any time within the sixty (60) day period immediately preceding the meeting at which the vote is to be taken, there is an Interested Shareholder, such repeal, alteration, or amendment shall also require the affirmative vote of a majority of the Continuing Directors then in office, prior to approval by the holders of Voting Stock; and further provided, that any action pursuant to this Article XII shall not affect in any manner the rights or obligations of a Stockholder as set forth in any contract, agreement or instrument (other than this Charter and/or the Bylaws) without the consent of the Stockholder to be adversely affected.

                                  ARTICLE XIII

                          SPECIAL STOCKHOLDER APPROVAL

         Subject to (a) the provisions of any class or series of Stock at the time outstanding and (b) the limitations described in Article VII and Article VIII hereof, the approval of holders of at least a majority of the Voting Stock shall be required for the Corporation to: (i) sell all or substantially all of the Corporation's assets other than in the ordinary course of the Corporation's business or in connection with the liquidation and dissolution of the Corporation; (ii) except in each case to the extent the MGCL permits such transactions to be approved solely by the Board of Directors, effect a merger, consolidation or share exchange of the Corporation; or (iii) dissolve or liquidate the Corporation.

                                   ARTICLE XIV

                                     NOTICES

         All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been given, if (i) delivered personally (effective upon delivery), (ii) by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by reputable, established courier service that guarantees overnight delivery (effective the next business day), or (iv) dispatched by telecopier (if the telecopy is in complete, readable form, effective upon dispatch), at the appropriate and applicable address appearing in the books and records of the Corporation.

                                   ARTICLE XV

         For purposes hereof:

                  A. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any subsequent provisions replacing such Act, rules and regulations.

                  B. "Business Day" shall mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                  C. "Continuing Director" means (i) any member of the Board of Directors who is not an Interested Shareholder or an Affiliate or Associate, which shall include a representative of an Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and (ii) any successor of a Continuing Director who is unaffiliated with, and not a representative of, the Interested Shareholder and is recommended to succeed a Continuing Director by the affirmative vote of a majority of the Continuing Directors.

                  D. "Group Acting in Concert" shall mean Persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any group of Persons as described under
         Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder). When Persons act together for any such purpose, their group is deemed to have acquired their stock as a "Group Acting in Concert".

                  E. "Interested Shareholder" shall mean any Person (other than the Corporation, any Subsidiary, or any employee stock ownership plan formed by the Corporation and/or any Subsidiary) who or which:

                           (i) is the beneficial owner, directly or indirectly,
                  of more than 9.8% of the voting power of the outstanding Voting Stock; or


                           (ii) is an Affiliate of the Corporation and at any
                  time within the three-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 9.8% or more of the voting power of the then outstanding Voting Stock; or

                           (iii) is an assignee of or has otherwise succeeded to
                  the beneficial ownership of any shares of Voting Stock which were at any time within the three-year period immediately prior to and including the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provision replacing such Act or the rules and regulations promulgated thereunder) and such assignment or succession was not approved by a majority of the Continuing Directors.

         For purposes of determining whether a Person is an Interested Shareholder the number of shares of Voting Stock deemed to be outstanding shall include shares Beneficially Owned or Constructively Owned by such Person through application of paragraph H of this Article XV but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or operations or otherwise.

                  F. "Majority of the Directors" shall mean, that in the event that the majority of the members of the Board of Directors are Trust Directors, the affirmative vote of a majority of the members of the Board of Directors must include the affirmative vote of at least one Outside Director.

                  G. "Outside Director" shall mean a member of the Board of Directors who is not an Affiliate or Associate of, or designated by, the Trust.

                  H. "Person" shall mean an individual or Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

                  I. "Stockholder" means a holder of stock of the Corporation.

                  J. "Stockholders Agreement" shall mean that Amended and Restated Stockholders Agreement, dated as of March [__], 2001, by and among the Corporation, the Trust and The Prudential Insurance Company of America, as the same may be amended from time to time.

                  K. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  L. "Trust" shall mean Net Realty Holding Trust under a Declaration of Trust dated June 25, 1970, entered into as of July 1, 1970, and amended and completely restated as of June 2, 1992 or an Affiliate or Associate of the Trust.

                  M. "Trust Director" shall mean a member of the Board of Directors who is an Affiliate or Associate of or designated by the Trust.

                  N. "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled, at the time, to vote in the election of any Directors. Voting Stock specifically shall not include the stock of Corporation subject to the restrictions and limitations set forth in
         Article VII herein.

         THIRD: The foregoing Articles of Amendment and Restatement (Third) of the Charter, and the amendment set forth therein, were duly advised by the Board of Directors, and approved by the Stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article V of the foregoing amendment and restatement of the Charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VIII of the foregoing amendment and restatement of the Charter. The undersigned President acknowledges these Articles of Amendment and Restatement (Third) to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement (Third) to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of March __, 2002.

                                       HERITAGE PROPERTY INVESTMENT TRUST, INC.

ATTEST:

                                             By:
---------------------------                    ----------------------
Victor J. Paci, Secretary                      Thomas C. Prendergast, President